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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)      March 30, 1998
                                                        ----------------------


                             NATIONAL MEDIA CORPORATION
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                  (Exact name of registrant as specified in charter)



    Delaware                        I-6715                   13-2658741
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(State or Other Juris-      (Commission File Number)    (IRS Employer Identi-
 diction of Incorporation)                                  fication No.)


Eleven Penn Center, Ste. 1100, 1835 Market Street, Philadelphia, PA     19103
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(Address of principle executive offices)                              (Zip Code)


Registrant's telephone number, including area code    215-988-4600
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                                         N/A
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            (Former name or former address, if changed since last report.)

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                       Exhibit Index appears on Page 4 hereof.



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Item 5.   Other Events.

     On March 30, 1998, National Media and ValueVision International, Inc. ("ValueVision") announced the selection of veteran marketing, direct response and retail executive, Gene McCaffery, 50, as Chief Executive Officer of Quantum Direct Corporation ("Quantum Direct"), the international electronic commerce company to be formed by the proposed merger (the "Merger") of National Media and ValueVision. Mr. McCaffery brings to Quantum Direct 25 years in retail and marketing experience, as well as substantial executive experience. He currently serves as Chief Executive Officer and managing director of Marketing Advocates, LLC, a celebrity-driven product and service development company based in Los Angeles, CA. Mr. McCaffery was formerly Senior Executive Vice President of Montgomery Ward & Co., Incorporated, a $7 billion retail chain ("Montgomery Ward"), in charge of its merchandising, strategic planning, advertising and marketing operations before leaving in 1996 to start Marketing Advocates. While at Montgomery Ward, McCaffery also oversaw The Signature Group, one of the nation's largest direct marketing companies. Mr. McCaffery also served as vice-Chairman of the Board of ValueVision from August 1995 to March 1996. Mr. McCaffery served as an infantry officer in Vietnam War and was appointed as Civilian Aide to the Secretary of the Army by President George Bush in 1991, a position that he still holds.

     Mr. McCaffery and Quantum Direct have entered into a three year employment agreement providing for a base salary of $500,000 during the first year, $525,000 during the second year, and $550,000 during the third year. The agreement also provides for bonus salary of up to 100% of the base salary, which may be earned upon Quantum Direct meeting certain operating income, revenue and stock performance criteria. In addition, pursuant to the agreement, Mr. McCaffery has been issued stock options to acquire 800,000 shares of Quantum Direct's Common Stock, $.01 par value, with an exercise price equal to $3.375 per share, the last trading price of ValueVision's common stock on March 30, 1998. The exercise price of such options will be adjusted to the last trading price of Quantum Direct's common stock on the first day it trades, to the extent such price is lower than $3.375. 200,000 of such options vest monthly on a pro rata basis over 36 months (the term of the employment agreement), and 600,000 of such options vest on the earlier of the fifth anniversary of Mr. McCaffery's start date (provided he is still then an employee of Quantum Direct) or in equal 20% (120,000 shares) blocks based on the average closing price of Quantum's common stock for 20 consecutive trading days being at $5.00, $6.00, $7.00, $8.00 and $9.00, respectively. Such options are being issued outside of Quantum Direct's 1998 Equity Participation Plan. The employment agreement generally provides for a one year non-compete. In addition, in the event of a change of control (as defined) of Quantum Direct, Mr. McCaffery's employment can be terminated by Quantum Direct or Mr. McCaffery in certain circumstances. In the event of such a termination, Mr. McCaffery would be entitled to receive the base salary remaining to be paid through the end the term of the employment agreement, together with accrued benefits. In the event the Merger is not consummated, ValueVision and Mr. McCaffery has agreed to enter into an employment agreement on substantially the same terms pursuant to which Mr. McCaffery would become the Chief Executive Officer of ValueVision.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

          23.2 Consent of Independent Auditors, dated March 12, 1998, with respect to Registration Statement on Form S-4 (Reg. No. 333-47979) of Quantum Direct Corporation.


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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              NATIONAL MEDIA CORPORATION
                              (Registrant)


Date: April 1, 1998       By: /s/ Brian J. Sisko
                              ----------------------------
                              Name:  Brian J. Sisko
                              Title: Senior Vice President and General Counsel


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                                    EXHIBIT INDEX

No.
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23.2 Consent of Independent Auditors, dated March 12, 1998.


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